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April 22, 2002


Board of Directors
ISEmployment.com, Inc.
213-380 Pelissier Street
Windsor, Ontario  N9A 6W8
Canada

Re:      ISEmployment.com, Inc. 2002 Stock Incentive Plan, Securities Opinion

Gentlemen:

         This letter is delivered to you in connection with the actions taken and proposed to be taken by ISEmployment.com, Inc., a Wyoming corporation ("ISE"), with respect to the ISEmployment.com, Inc. 2002 Stock Incentive Plan (the "Plan"). As special counsel to ISE, we have reviewed the registration statement on Form S-8 (the "Registration Statement") to be filed by ISE on or about April 22, 2002, with the Securities and Exchange Commission to effect the registration of 1,000,000 shares of common stock of ISE under the Securities Act of 1933, as amended (the "Act") for issuance under the Plan. In this regard, we have examined the Articles of Incorporation and Bylaws of ISE, records of proceedings of the Board of Directors and shareholders of ISE and its predecessor entities, the Plan and such other records and documents furnished by ISE as we have deemed necessary or advisable in connection with the opinions set forth herein. In the course of our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the conformity to original documents of all documents submitted all documents submitted to us as copies, and the authenticity and completeness of all such copies. In addition, we have relied as to certain matters on information and certificates obtained from ISE's counsel, officers and former officers of ISE, and other sources believed by us to be reliable.

         Based upon our examination and inquiries, we are of the opinion that the shares will, when issued pursuant to the terms and conditions of the Plan, be duly authorized, validly issued, fully paid and nonassessable.

         The foregoing opinion is limited to the laws of the Commonwealth of Virginia and we express no opinion as to the effect of the laws of any other jurisdiction. While we have reviewed the Wyoming Business Corporation Act, we have assumed that the relevant provisions thereof do not materially differ from the laws of Virginia.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                     Very truly yours,


                                                     /s/ Hirschler Fleischer
                                                     Hirschler Fleischer
                                                     A Professional Corporation